UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2019

UPWORK INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Logue Avenue Mountain View, California		94043
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 316-7500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2019, the Board of Directors of the Company (the “Board”) approved the Company's Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for the potential payment of bonuses to selected employees of the Company, including the Company’s executive officers. Bonuses under the Bonus Plan are payable in cash and/or equity, as determined by the Board or the Compensation Committee of the Board (the “Committee”). Under the Bonus Plan, the Board or the Committee may establish performance goals applicable to any award which shall be selected from the performance factors set forth in the Company’s 2018 Equity Incentive Plan or other performance criteria determined by the Board or the Committee. Performance goals may be based on U.S. generally accepted accounting principles (“GAAP”) or non-GAAP results and any actual results may be adjusted by the Board or the Committee for one-time items, unbudgeted or unexpected items, acquisition-related activities or changes in applicable accounting rules when determining whether the performance goals have been met. The performance goals may differ from participant to participant and from award to award.

The foregoing description of the Bonus Plan does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Bonus Plan, a copy of which the Company expects to file with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, and upon filing will be incorporated herein by reference.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Upwork Inc.

Date: February 11, 2019	By:	/s/ Brian Levey
Brian Levey
Chief Business Affairs and Legal Officer and Secretary

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